Exhibit 99.1

ASGN Incorporated Announces President Transition

RICHMOND, VA., January 30, 2025 -- ASGN Incorporated (NYSE: ASGN), a leading provider of IT services and professional solutions across the commercial and government sectors, announced today that ASGN President Rand Blazer (75) will transition to the role of Executive Vice Chairman on March 1, 2025. As part of a planned succession, Shiv Iyer, former Americas Consulting and Industry X Lead Executive for Accenture, will become President and join the executive team.

Iyer brings over two decades of consulting experience to ASGN. Most recently, he led Accenture’s Consulting and Industry X solutions across the U.S., Canada, and Latin America, scaling the company’s functional, industry, and technological advisory capabilities. He initially joined Accenture in 2010 as a managing director in the Products industry vertical, before serving as Market Unit Lead, US Midwest. Iyer began his career at Wipro Infotech in India. He holds his bachelor's and master's degrees from the University of Mumbai and an MBA from the Kelley School of Business at Indiana University.

“I am delighted to welcome Shiv Iyer to our team," said ASGN’s Chief Executive Officer, Ted Hanson. "Shiv’s experience leading large-scale, high-growth consulting businesses across the Americas, combined with his industry and M&A expertise, ideally positions him to contribute to ASGN’s long-term strategic objectives. I am confident that Shiv will help drive our Company to new heights as we continue to serve our accounts and strengthen our IT solutions capabilities.”

"I am honored and excited to take on this new role with ASGN,” commented Iyer. “I look forward to working with leadership to further strengthen and build upon the strong foundation laid by Rand and the executive team. Together, we will position ASGN for continued growth and success."

Over the past twelve years, Rand Blazer has been instrumental in guiding ASGN’s market-leading growth and transformation. Through a combination of organic expansion and thoughtful acquisitions, Blazer guided ASGN’s evolution from a diversified staffing player to a provider of high-end, high-value IT services.

Blazer initially joined Apex Systems in 2007, enabling the company’s founders to transition the day-to-day operations under his leadership. Together with a talented group of professionals, he elevated Apex’s business ultimately leading to its combination with ASGN, then On Assignment, in 2012. Blazer was later promoted to President of ASGN in 2022. In his new position, Blazer will assist in Iyer’s leadership transition and remain a part of ASGN to advise on strategic initiatives.

Commenting on Blazer’s contributions, Hanson noted, “Rand has been an invaluable leader and partner. His vision and dedication, in partnership with our leadership team, have propelled ASGN’s IT services and solutions capabilities. Not only did he lead the modernization of our go-to-market strategy, but he also elevated the quality of our broader leadership. On behalf of our entire Company, we are deeply appreciative of Rand and grateful for his continued engagement.”

“Serving as President of ASGN has been one of the highlights of my career, and I am honored to be able to continue to support the Company in my new role,” said Blazer. “Shiv is a great addition to ASGN. I look forward to collaborating with him and our team to drive sustained innovation and success as we strengthen our commitment to delivering cutting-edge IT services to our esteemed Fortune 1000 and federal government clients.”

About ASGN Incorporated

ASGN Incorporated (NYSE: ASGN) is a leading provider of IT services and solutions across the commercial and government sectors. ASGN helps corporate enterprises and government organizations develop, implement, and operate critical IT and business solutions through its integrated offerings. For more information, please visit asgn.com.

Safe Harbor

Certain statements made in this news release are “forward-looking statements” within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and involve a high degree of risk and uncertainty. Forward-looking statements include statements, amongst others, regarding our anticipated financial and operating performance. All statements in this news release, other than those setting forth strictly historical information, are forward-looking statements. Forward-looking statements are not guarantees of future performance and actual results might differ materially. For a full list of risks and discussion of forward-looking statements, please see our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on February 23, 2024. We specifically disclaim any intention or duty to update any forward-looking statements contained in this news release.

Contact:

Kimberly Esterkin
Vice President, Investor Relations
kimberly.esterkin@asgn.com